Exhibit 99.1

 Computer Access Technology Reports Earnings Per Share of $0.02 On Revenue of
                           $4.6 Million for Q1 2004

    SANTA CLARA, Calif., April 22 /PRNewswire-FirstCall/ -- Computer Access Technology Corporation (CATC) (Nasdaq: CATZ), a communication protocols expert company, today reported financial results for the first quarter ended March 31, 2004. Revenue for the first quarter of 2004 was $4.6 million, compared to $3.3 million for the first quarter of 2003 and $4.1 million for the fourth quarter of 2003. The Company reported an operating profit of $203,000 for the first quarter of 2004 compared with an operating loss of $624,000 in the first quarter of 2003. Combined with net other income of $158,000, the resulting net profit for the first quarter of 2004 was $361,000, or $0.02 basic and diluted per share, compared to a net loss of $463,000, or $(0.02) basic and diluted per share in the first quarter of 2003. The Company's net profit includes the amortization of stock based compensation and the amortization of purchased intangibles. The Company generated $958,000 in cash flow from operations during the first quarter of 2004.
    For the first quarter of 2004, the Company's gross profit margin was 82.2%, compared to 79.4% in the first quarter of 2003. The Company's operating expenses totaled $3.6 million.
    Dan Wilnai, Chairman of the Board and Chief Executive Officer, said: "Our continuing commitment to enhance and expand our expert analysis product portfolio, along with the strong efforts of our employees to quickly, efficiently and cost-effectively develop and sell these products, converged nicely to produce a successful first quarter. We are determined to maintain this positive momentum and to continue to deliver sophisticated products that address our customers' needs for multi-protocol analysis systems that can be used throughout the lifecycle of their products, from development to production to installation and maintenance.
    During the quarter and in recent weeks CATC made the following corporate announcements:

    -- CATC filed a registration statement with the Securities and Exchange
       Commission for the sale of common stock owned by certain existing shareholders in a secondary offering underwritten by B. Riley & Co. CATC furthermore announced that it was not participating in, nor would it receive any proceeds from, the secondary offering. On March 17, 2004, CATC announced that 4.25 million shares of common stock were sold in connection with the secondary offering. On April 15, 2004, B. Riley & Co. exercised an over-allotment option granted by the selling shareholders to purchase an additional 637,500 shares for a total of 4,887,500 shares of common stock sold pursuant to the secondary offering. The shares sold in the secondary offering were priced at $4.60 per share.
    -- CATC formed an alliance with dashcourses, Inc. to offer integrated training solutions to engineers and developers including demonstrations and hands-on lab exercises featuring CATC's expert protocol analyzer and exerciser products. Together, the companies will initially deliver open enrollment training for InfiniBand(R), iSCSI, PCI Express(TM), SAS, SATA, SCSI, and USB at CATC's headquarters in Santa Clara.

    During the quarter CATC made the following product related announcements:

    -- Availability of device emulation capabilities for its USBTracer/Trainer expert analysis system, allowing users to generate USB device traffic and enabling testing of a USB hosts and device drivers' ability to handle error conditions and exceptions. USB device emulation complements the existing capabilities of CATC's USBTrainer exerciser module, creating a comprehensive system design and debug environment.
    -- Release of its SASTrainer -- a 3 Gbps traffic generator and bus exerciser option for its SAS and SATA expert analysis system. The SASTracer/Trainer v1.1 protocol analyzer/exerciser system is designed to address both SAS and pure Serial ATA development environments making it a flexible and cost-effective solution for end-to-end SAS and SATA test and analysis.
    -- Selection by Mellanox(R) Technologies Ltd., of the CATC PETracer ML,
       PCI Express(TM) protocol analyzer for use in the design and debug of its third generation InfiniBand Host Channel Adapters (HCA), the InfiniHost III Ex.
    -- Release of version 1.1 of its SASTracer expert analysis software allowing comprehensive Serial ATA recording and analysis for up to four
       1.5 or 3 Gbps SATA links, the addition of full SATA and STP capabilities, and other improvements. With the release of the version
       1.1 software, the SASTracer is well suited for 4-wide SAS or 4 port SATA verification tasks and for testing SAS, SATA and mixed SAS/SATA single and multi-link environments.

    Conference Call, Webcast
    CATC has scheduled a conference call for analysts and investors to discuss our quarterly results at 8:00 a.m. PDT on Thursday, April 22, 2004. Open to the public, a live Webcast of the conference call will be accessible from the "Investor Relations" section of CATC's website
( http://www.catc.com/investor/ ). Following the live Webcast, an archived version of the Webcast will be available on the CATC website through May 31, 2004.

    About CATC
    CATC, a communication protocol expert company, provides advanced verification systems and connectivity products for existing and emerging digital communications standards such as Bluetooth, Ethernet, Fibre Channel, IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI
(SAS) and USB. CATC products are used by semiconductor, device, system and software companies at each phase of their products' lifecycles from development through production and market deployment. CATC's expert protocol analysis systems allow customers to monitor communications traffic, diagnose design and operational problems and confirm interoperability and standards compliance. Technicians also use CATC's test and analysis products on production lines and for maintenance of deployed systems and networks. CATC was founded in 1992 and is headquartered in Santa Clara, California. For more information regarding CATC and its products, please visit http://www.catc.com/.

    Regarding Forward-Looking Statements
    This press release may contain forward-looking statements based on CATC's current expectations, such as availability of product, market acceptance and competition, management capability and experience, levels of growth, profitability and shareholder value. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, such as CATC's production of new products, market acceptance of its products, competitive pressures, management performance, success of growth, profitability and increased shareholder value. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in CATC's Annual Report on Form 10-K, filed
February 20, 2004, as amended by its Form 10-K/A filed on March 3, 2004, and subsequent filings CATC may make with the SEC, as amended, which can be viewed at the Securities and Exchange Commission's website at http://www.sec.gov/.

    NOTE: CATC, Computer Access Technology Corporation, PETracer ML, SASTracer, SASTracer/Trainer, SASTrainer, USB Tracer/Trainer, and USBTrainer are proprietary marks of Computer Access Technology Corporation. All other company names and marks may be trademarks of the respective companies with which they are associated.


                    COMPUTER ACCESS TECHNOLOGY CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                          (unaudited, in thousands)

                                                     March 31,  December 31,
                                                       2004          2003
                  ASSETS

    Current assets:
      Cash and cash equivalents                      $23,161        $34,116
      Short-term investments                             630          1,055
      Trade accounts receivable, net                   2,884          3,180
      Inventories                                      1,059            907
      Other current assets                               582            675
         Total current assets                         28,316         39,933
    Long-term investments                             21,760          9,367
    Property and equipment, net                          793            768
    Purchased intangibles                                133            167
    Other assets                                         128            114
                                                     $51,130        $50,349

                LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                                  $326           $393
      Accrued expenses                                 2,969          2,919
      Accrued restructuring                               23             29
      Deferred revenue                                   607            535
         Total current liabilities                     3,925          3,876
    Deferred rent                                          8              2
         Total liabilities                             3,933          3,878

    Stockholders' equity:
      Common stock                                        20             19
      Additional paid-in capital                      52,901         52,595
      Deferred stock-based compensation                   --           (32)
      Unrealized gain on investments                      26             --
      Accumulated deficit                            (5,750)        (6,111)
         Total stockholders' equity                   47,197         46,471
                                                     $51,130        $50,349


                    COMPUTER ACCESS TECHNOLOGY CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share amounts)

                                                            Three Month
                                                           Periods Ended
                                                             March 31,
                                                        2004           2003

    Revenue                                           $4,645         $3,262
    Cost of revenue                                      816            664
    Amortization of acquired developed technology          8              9
    Gross profit                                       3,821          2,589
    Operating expenses:
      Research and development                         1,603          1,308
      Sales and marketing                              1,281          1,144
      General and administrative                         682            676
      Amortization of purchased intangibles               26             26
      Amortization of deferred stock-based
       compensation                                       26             59
         Total operating expenses                      3,618          3,213
    Income (loss) from operations                        203          (624)
    Other income, net                                    158            161
    Income (loss) before provision for
     (benefit from) income taxes                         361          (463)
    Provision for (benefit from) income taxes             --             --
    Net income (loss)                                   $361         $(463)
    Net income (loss) per share:
      Basic and diluted                                $0.02        $(0.02)
    Weighted average shares outstanding:
      Basic                                           19,479         19,443
      Diluted                                         20,643         19,443



SOURCE  Computer Access Technology Corporation
    -0-                             04/22/2004
    /CONTACT: Computer Access Technology Corporation, +1-408-486-7786, or investorinfo@catc.com/
    /Web site:  http://www.catc.com /
    (CATZ)

CO:  Computer Access Technology Corporation
ST:  California
IN:  CPR STW SEM TLS
SU:  ERN CCA